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Exhibit 23.5



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Western Bancorp (formerly Monarch Bancorp) on Form S-4/A of our report dated January 24, 1997 (March 17, 1997 as to Notes 7 and 13) on the statements of financial condition of California Commercial Bankshares and subsidiaries as of December 31, 1996 and 1995 and the related statements of operations changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, appearing in the Current Report on Form
8-K of Western Bancorp dated July 15, 1997 (such consolidated financial statements are not included herein), and also appearing in the annual report as amended on Form 10-K/A for the fiscal year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Joint Proxy Statement-Prospectus, which is part of this Registration Statement.

                                       DELOITTE & TOUCHE LLP

Los Angeles, California
November 20, 1997